Exhibit 10.1

EXECUTION VERSION

CONTINGENT PAYMENT RIGHT AGREEMENT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A GOVERNANCE AGREEMENT, DATED AS OF SEPTEMBER 13, 2020, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

October 2, 2020

FOR VALUE RECEIVED, the undersigned, Consolidated Communications Holdings, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), hereby certifies that

Searchlight III CVL, L.P. (the “Investor”)

or its registered assign is entitled, upon exercise, to a cash payment equal to the Fair Market Value of the Contingent Payment Right Share Number of shares of Common Stock (the “Cash Payment”); provided, that (x) upon a Cashless Conversion other than a Business Combination Cashless Conversion, the Contingent Payment Right (or a portion thereof, as applicable) shall be automatically converted into the Contingent Payment Right Share Number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and (y) upon a Business Combination Cashless Conversion, the Contingent Payment Right (or a portion thereof, as applicable) shall be converted at the option of the Holder in accordance with Section 4(b) hereof. This Contingent Payment Right is issued pursuant to that certain Investment Agreement, dated as of September 13, 2020, by and between the Company and the Investor (the “Investment Agreement”). Capitalized terms used in this Contingent Payment Right and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

1. Term. The right to receive the Cash Payment represented hereby shall become exercisable on October 2, 2029 (or, if a Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 4(a)) is consummated prior to such date, the date of such consummation) and shall expire at 5:00 p.m. (New York City time) on October 2, 2039 (such period being the “Term”).

2. Method of Exercise; Payment; Issuance of New Contingent Payment Right; Transfer and Exchange.

(a) Cash Exercise.

(i) The right to receive the Cash Payment represented by this Contingent Payment Right may be exercised in whole or in part at any time and from time to time during the Term, by delivery to the Company of the cash exercise notice attached hereto as Exhibit A (the “Cash Exercise Notice”). In the event that this Contingent Payment Right has not been exercised in full as of the last business day during the Term, the right to receive the Cash Payment shall be deemed to be automatically exercised in full by the Holder as of such last business day.

(ii) With respect to any valid Cash Exercise Notice, the Company shall pay the applicable Cash Payment to the Holder by wire transfer of immediately available funds to the account specified in the written instructions of the Holder within five (5) business days of receipt of the Cash Exercise Notice.

(b) Cashless Conversion upon Receipt of Specified Regulatory Approvals prior to Stockholder Approval. If the Stockholder Approval (as defined in the Investment Agreement) shall not have been received at such time that all of the Specified Regulatory Approvals shall have been received, then, upon such time, a portion of the Contingent Payment Right representing the Pre-Stockholder Approval CPR Share Number shall be automatically converted into an equal number of Contingent Payment Right Shares (the “Pre-Stockholder Approval Cashless Conversion”), and the Contingent Payment Right Share Number shall thereupon be reduced by an amount equal to the Pre-Stockholder Approval CPR Share Number.

(c) Cashless Conversion upon Receipt of State PUC Regulatory Approvals after Stockholder Approval. If the Stockholder Approval shall have been received, then, upon such time that all of the State PUC Regulatory Approvals necessary for conversion of all or a portion of the Contingent Payment Right into Contingent Payment Right Shares shall have been received, all or such portion, as applicable, of the Contingent Payment Right shall be automatically converted into the maximum number of Contingent Payment Right Shares that are permitted to be converted in light of any remaining State PUC Approvals that have not yet been received at such time (any such conversion, a “State PUC Regulatory Approval Cashless Conversion”), and the Contingent Payment Right Share Number shall thereupon be reduced by an amount equal to the number of Contingent Payment Right Shares issued pursuant to such State PUC Regulatory Approval Cashless Conversion.

(d) Cashless Conversion upon Transfer of Shares after Expiration of Transfer Restrictions. If, at the time the Holder Transfers (as defined in the Governance Agreement) any shares of Common Stock after the expiration of the Common Stock Transfer Period (as defined in the Governance Agreement), the Stockholder Approval shall have been received but any State PUC Regulatory Approvals shall not have been received, all or a portion, as applicable, of the Contingent Payment Right shall be automatically converted into the maximum number of Contingent Payment Right Shares that are permitted to be converted in light of any remaining State PUC Approvals that have not yet been received at such time (the “Transfer Cashless Conversion”, and any Pre-Stockholder Approval Cashless Conversion, State PUC Regulatory

Approval Cashless Conversion, Transfer Cashless Conversion or Business Combination Cashless Conversion, a “Cashless Conversion”).

(e) Delivery of Contingent Payment Right Shares. In the event of any Cashless Conversion of the rights represented by this Contingent Payment Right in accordance with and subject to the terms and conditions hereof, the applicable Contingent Payment Right Shares shall be delivered by the Company within three (3) business days after such Cashless Conversion and delivery of this Contingent Payment Right to the Company, via (i) book-entry transfer crediting the account of the Holder through the Company’s transfer agent and registrar for the Common Stock (which as at the issuance of this Contingent Payment Right is Computershare Trust Company, N.A.) or (ii) if requested by the Holder, in the form of certificates in the name of the Holder.

(f) Issuance of New Contingent Payment Right. In the event of (i) any partial exercise of this Contingent Payment Right or (ii) a Cashless Conversion that does not reduce the Contingent Payment Right Share Number to zero, a new Contingent Payment Right representing the remaining portion of the Contingent Payment Right Share Number shall be issued to the Holder concurrently with the applicable Cash Payment or the delivery of the applicable Contingent Payment Right Shares, as applicable.

(g) Transferability of Contingent Payment Right. The Investor acknowledges that the Transfer of this Contingent Payment Right is restricted by Section 7 of the Governance Agreement. Any attempt by the Investor to Transfer this Contingent Payment Right in violation of Section 7 of the Governance Agreement shall be void ab initio.

(h) Compliance with Securities Laws.

(i) The Holder, by acceptance hereof, acknowledges that this Contingent Payment Right and the Contingent Payment Right Shares to be issued upon Cashless Conversion hereof are being acquired solely for the Holder’s own account, and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Contingent Payment Right or any Contingent Payment Right Shares to be issued upon Cashless Conversion hereof except pursuant to an effective registration statement, or an exemption from registration, under the Act and any applicable state securities laws.

(ii) Except as provided in paragraph (iii) below, this Contingent Payment Right and all Contingent Payment Right Shares issued upon Cashless Conversion hereof shall be stamped or imprinted with a legend in substantially the following form (which, in the case of Contingent Payment Right Shares, shall be in the form of an appropriate book entry notation):

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT

TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A GOVERNANCE AGREEMENT, DATED AS OF SEPTEMBER 13, 2020, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(iii) Subject to Section 2(e), upon request of the Holder and, if requested by the Company, receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Act and applicable state securities laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate or other instrument for this Contingent Payment Right or Contingent Payment Right Shares to be Transferred in accordance with the terms of this Contingent Payment Right and the Governance Agreement and the second paragraph of the legend shall be removed by the Company upon the expiration of the Common Stock Transfer Period.

(i) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Contingent Payment Right Shares shall be issued upon the Cashless Conversion of this Contingent Payment Right. In lieu of any fractional Contingent Payment Right Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Fair Market Value of one Contingent Payment Right Share multiplied by such fraction.

(j) Replacement of Contingent Payment Right. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Contingent Payment Right and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Contingent Payment Right, the Company shall execute and deliver, in lieu of this Contingent Payment Right, a new contingent payment right of like tenor and amount.

(k) No Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the Cashless Conversion hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

3. Certain Representations and Agreements.

(a) The Company represents, covenants and agrees:

(i) This Contingent Payment Right is, and any Contingent Payment Right issued in substitution for or replacement of this Contingent Payment Right shall be, upon issuance, duly authorized and validly issued.

(ii) All Contingent Payment Right Shares issuable upon the Cashless Conversion of this Contingent Payment Right pursuant to the terms hereof shall be, upon issuance, and, subject to the last sentence of this clause (ii), the Company shall take all such actions as may be reasonably necessary or reasonably appropriate in order that such Contingent Payment Right Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company, and free from all Taxes, liens and charges. The Company further covenants and agrees that so long as this Contingent Payment Right is outstanding, the Company will at all times have authorized and reserved (as unissued or held in treasury) a sufficient number of shares of Common Stock to provide for the Cashless Conversion in full of this Contingent Payment Right; provided, that until the Charter Amendment is approved by the Company’s stockholders, the Company shall not be required to reserve shares of Common Stock that it does not presently have authority to issue under the Company Charter Documents. The Company will use its commercially reasonable efforts to procure, subject to issuance or notice of issuance, the listing of any Contingent Payment Right Shares issuable upon Cashless Conversion of this Contingent Payment Right on the principal stock exchange on which shares of Common Stock are then listed or traded. The Company shall take all such actions as may be reasonably necessary to ensure that all Cash Payments are made and, subject to the last sentence of this clause (ii), all Contingent Payment Right Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of the Company’s capital stock may be listed at the time of such Cashless Conversion. Notwithstanding the foregoing, the Company’s obligation to seek Stockholder Approval and to obtain Communications Regulatory Approvals shall be governed by the Investment Agreement and not this clause (ii).

(iii) The Company shall not amend or modify any provision of the Company Charter Documents in any manner that would materially and adversely affect the powers, preferences or relative participating, optional or other special rights of the Common Stock in a manner which would disproportionately and adversely affect the rights of the Holder.

(iv) Until the earlier of the termination of the Investment Agreement in accordance with its terms or the Second Closing (as defined in the Investment Agreement), the Company shall not, except with the consent of the Holder, (i) declare, order, pay or make a dividend or other distribution on its Common Stock, whether in cash, other securities (including rights), evidences of indebtedness or any other property of the Company, any of its subsidiaries or any other Person, or otherwise, excluding dividends or distributions subject to adjustment pursuant to Section 4(a) or (ii) make any payment on account of, or set apart any assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any Common Stock. If the Company shall at any time or from time to time declare, order, pay or make a dividend or make a distribution on its Common Stock described in the preceding sentence, the Holder shall be entitled to receive consideration in the same amount and form at the same time as if the dividend or distribution had been declared or issued as such Holder would have received had all of the Contingent Payment Right held by such Holder been converted into

Contingent Payment Right Shares pursuant to a Cashless Conversion immediately prior to such dividend or distribution.

(v) The Company shall not redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities if such action would require any approval of the FCC or any State PUC as a result of the Holder’s ownership of this Contingent Payment Right and/or any other securities of the Company, without first obtaining such approval.

(b) The Investor represents, covenants and agrees:

(i) The Investor is acquiring the Contingent Payment Right for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any applicable securities law, nor with any present intention of distributing or selling the Contingent Payment Right.

(ii) The Investor is an “accredited investor” as defined in Regulation D under the Act and able to bear the economic risk of holding the Contingent Payment Right for an indefinite period, and, for the avoidance of doubt without limiting any of the representations and warranties in the Transaction Documents, has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Contingent Payment Right.

4. Adjustments and Other Rights. The Share Numbers shall be subject to adjustment from time to time as follows; provided, that no single event shall cause an adjustment under more than one subsection of this Section 4 so as to result in duplication.

(a) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall at any time or from time to time (i) declare, order, pay or make a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Share Numbers at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Holder immediately after such record date or effective date, as the case may be, shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Contingent Payment Right after such date had this Contingent Payment Right been converted in full immediately prior to such record date or effective date, disregarding for this purpose whether the Contingent Payment Right may then still be subject to a Cashless Conversion.

(b) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 4(a)), notwithstanding anything to the contrary contained herein, (i) the Company shall notify the Holder in writing of such Business Combination or reclassification as promptly as practicable (but in no event later than five (5) Business Days prior to the effectiveness thereof), (ii) the Holder shall have the right to convert this Contingent Payment Right into Contingent Payment Right Shares, in whole or in part at any time and from time to time during the Term, by notifying the Company of its exercise of such conversion right (the “Business Combination Cashless Conversion”), subject only to receipt of such approvals from the FCC or State PUCs as are required by Law for such Business Combination Cashless Conversion and (iii) the Holder’s right to receive the Cash Payment or Contingent Payment Right Shares upon exercise or Cashless Conversion of this Contingent Payment Right shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Contingent Payment Right for a Cash Payment based upon, or to receive upon a Cashless Conversion, the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon Cashless Conversion of this Contingent Payment Right in full immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification, disregarding for this purpose whether the Contingent Payment Right may then still be subject to a Cashless Conversion; and in any such case, if applicable, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Contingent Payment Right for a Cash Payment based upon, or to receive upon a Cashless Conversion, any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property upon which a Cash Payment is based, or that is receivable upon Cashless Conversion of this Contingent Payment Right, upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make the same election upon exercise or Cashless Conversion of this Contingent Payment Right with respect to the number of shares of stock or other securities or property upon which the Cash Payment is based, or which the Holder will receive upon Cashless Conversion of this Contingent Payment Right.

(c) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 4 shall be made to the nearest one-hundredth (1/100th) of a cent or to the nearest one-tenth (1/10th) of a share, as the case may be. No adjustment in the Share Numbers shall be made if the amount of such adjustment would be less than one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1/10th of a share of Common Stock, or more.

(d) Adjustments to Pre-Stockholder Approval CPR Share Number. Notwithstanding anything to the contrary in this Section 4, any adjustment to the Pre-Stockholder Approval CPR Share Number shall not cause such number to exceed (x) a number equal to 19.99% of the number of shares of Common Stock outstanding as of the date immediately prior to the execution of the Investment Agreement, less (y) the number of shares of Initial Closing Common Stock (as such numbers referred to in clauses (x) and (y) may be adjusted pursuant to this Section 4, mutatis mutandis).

(e) Timing of Issuance of Additional Securities Upon Certain Adjustments. In any case in which (1) the provisions of this Section 4 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (2) the Contingent Payment Right undergoes a Cashless Conversion after the Subject Record Date and before the consummation of such event, the Company may defer until the consummation of such event (i) issuing to such Holder the incrementally additional shares of Common Stock or other property issuable upon such Cashless Conversion by reason of the Subject Adjustment and (ii) paying to such Holder any amount of cash in lieu of a fractional share of Common Stock; provided, that the Company upon request shall promptly deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares (or other property, as applicable), and such cash, upon (and subject to) the consummation of such event.

(f) Statement Regarding Adjustments. Whenever the Share Numbers shall be adjusted as provided in this Section 4, the Company shall as promptly as reasonably practicable prepare and make available to the Holder a statement showing in reasonable detail the facts requiring such adjustment and the Share Numbers after such adjustment.

(g) Adjustment Rules. Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur.

(h) Proceedings Prior to any Action Requiring Adjustment. Notwithstanding anything to the contrary in this Certificate, as a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall take any action which may be reasonably necessary, including obtaining regulatory, stock exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally make all Cash Payments and issue as fully paid and nonassessable all shares of Common Stock that the Holder is entitled to receive upon Cashless Conversion of this Contingent Payment Right pursuant to this Section 4.

5. Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer Tax due on (x) the issue of a Contingent Payment Right and (y) the issuance of the Contingent Payment Right Shares pursuant to the Cashless Conversion of a Contingent Payment Right. However, in the case of the Cashless Conversion of a Contingent Payment Right, the Company shall not be required to pay any transfer Tax that may be payable in respect of the issue or delivery (or any transfer involved in the issue or delivery) of Contingent Payment Right Shares to a beneficial owner other than the beneficial owner of the Contingent Payment Right immediately prior to such Cashless Conversion, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such transfer Tax or has established to the satisfaction of the Company that such transfer Tax has been paid or is not payable.

6. Frustration of Purpose. The Company shall not, by amendment of the Company Charter Documents or any of its other organizational or governance documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Contingent Payment Right and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder, consistent with the terms of this Contingent Payment Right.

7. Definitions. For the purposes of this Contingent Payment Right, the following terms have the following meanings:

“Act” has the meaning specified in the legend hereto.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving the Company.

“business day” has the meaning specified in the Investment Agreement.

“Certificate” has the meaning specified in Section 8 hereof.

“Company Charter Documents” has the meaning specified in the Investment Agreement.

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” has the meaning specified in the preamble hereof.

“Contingent Payment Right” means this Contingent Payment Right and any other contingent payment rights of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(f) hereof.

“Contingent Payment Right Share Number” means the Initial Closing CPR Share Number; provided, that if the FCC Approval (as defined in the Investment Agreement) is received and the Second Closing occurs, the Contingent Payment Right Share Number in effect immediately prior to the Second Closing shall be automatically increased at the Second Closing by an amount equal to the Second Closing CPR Share Number.

“Contingent Payment Right Shares” means shares of Common Stock issuable upon Cashless Conversion of this Contingent Payment Right.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

The “Fair Market Value” of a share of Common Stock means:

(i) if the Common Stock is publicly traded, the per share fair market value of the Common Stock shall be the closing price of the Common Stock as quoted on the Nasdaq Global Select Market, or the principal exchange or market on which the Common Stock is listed, on the last trading day ending prior to the date of determination; and

(ii) if the Common Stock is not so publicly traded, the per share fair market value of the Common Stock shall be such fair market value as determined in good faith by the Board of Directors of the Company; provided, that Holder shall have a right to receive from the Board of

Directors the calculations performed to arrive at such fair market value and a certified resolution of the fair market value from the Board of Directors of the Company.

“Governance Agreement” has the meaning specified in the Investment Agreement.

“Governmental Authority” has the meaning specified in the Investment Agreement.

“Holder” means the Person or Persons who shall from time to time own this Contingent Payment Right.

“Initial Closing CPR Share Number” means 17,870,012, subject to adjustment as set forth herein.

“Law” has the meaning specified in the Investment Agreement.

“Person” has the meaning specified in the Investment Agreement.

“Pre-Stockholder Approval CPR Share Number” means 8,251,389, subject to adjustment as set forth herein.

“Second Closing” has the meaning specified in the Investment Agreement.

“Second Closing CPR Share Number” means 15,115,899, subject to adjustment as set forth herein.

“Share Number” means each of the Initial Closing CPR Share Number, the Pre-Stockholder Approval CPR Share Number and the Second Closing CPR Share Number.

“Specified Regulatory Approvals” means the Communications Regulatory Approvals set forth in Section 1.3 of the Disclosure Schedule (as defined in the Investment Agreement).

“State PUC Regulatory Approvals” means the Communications Regulatory Approvals to be obtained from State PUCs.

“Taxes” shall mean all federal, state, local or foreign taxes, charges, fees, imposts, levies or other similar assessments imposed by a Governmental Authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, and property taxes and all interest, penalties, fines, additions to tax or additional amounts imposed on any of the foregoing.

“Term” has the meaning specified in Section 1 hereof.

“Transfer” has the meaning specified in the Governance Agreement.

8. Governing Law. This Contingent Payment Rights Agreement (this “Certificate”) shall be governed in all respects by the laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

9. Jurisdiction; Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Certificate were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Certificate and to enforce specifically the terms and provisions of this Certificate exclusively in any state or federal courts located in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, solely if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Certificate and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Certificate and the rights and obligations arising hereunder brought by the other party or its successors or assigns, shall be brought and determined exclusively in any state or federal courts located in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, solely if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Certificate shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Certificate or any of the transactions contemplated by this Certificate in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Certificate, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with Section 13, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Certificate, or the subject matter hereof, may not be enforced in or by such courts. Each party hereby consents to service being made through the notice procedures set forth in Section 13 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 13 shall be effective service of process for any suit or proceeding in connection with this Certificate or the transactions contemplated by this Certificate. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CERTIFICATE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10. Successors and Assigns. Except as otherwise provided in this Certificate, the provisions of this Certificate shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Company and the Holder.

11. No Third-Party Beneficiaries. Notwithstanding anything contained in this Certificate to the contrary, nothing in this Certificate, expressed or implied, is intended to confer, and this Certificate shall not confer, on any Person other than the parties to this Certificate any rights, remedies, obligations or liabilities under or by reason of this Certificate, and no other Persons shall have any standing with respect to this Certificate or the transactions contemplated by this Certificate.

12. Entire Agreement. This Certificate, the Investment Agreement, the Governance Agreement, the Certificate of Designations and the other documents delivered pursuant to the Investment Agreement constitute the full and entire understanding and agreement among the parties hereto with regard to the subjects of this Certificate and such other agreements and documents.

13. Notices. Except as otherwise provided in this Certificate, all notices, requests, claims, demands, waivers and other communications required or permitted under this Certificate shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand or messenger, and email, as follows:

if to the Company:	Consolidated Communications Holdings, Inc. 350 S. Loop 336 W Conroe, Texas 77304 Attention: J. Garrett Van Osdell, Chief Legal Officer Email: Garrett.VanOsdell@consolidated.com

with a copy to:	Schiff Hardin LLP 233 South Wacker Drive, Suite 7100 Chicago, Illinois 60614 Attention: Alex Young Email: ayoung@schiffhardin.com

if to the Investor:	Searchlight III CVL, L.P. c/o Searchlight Capital Partners, L.P. 745 Fifth Avenue, 27th Floor New York, New York 10151 Attention: Nadir Nurmohamed Email: nnurmohamed@searchlightcap.com

with a copy to:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Attention: Steven A. Cohen Victor Goldfeld Email: SACohen@wlrk.com
VGoldfeld@wlrk.com

or in any such case to such other address or telephone as any party hereto may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile if promptly confirmed.

14. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party to this Certificate shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence in any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Certificate or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

15. Amendments and Waivers. Any term of this Certificate may be amended and the observance of any term of this Certificate may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom the waiver is to be effective. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Contingent Payment Right at the time outstanding, each future holder of all such Contingent Payment Right, and the Company.

16. Counterparts. This Certificate may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

17. Severability. If any provision of this Certificate becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate and the balance of this Certificate shall be enforceable in accordance with its terms.

18. Interpretation. The titles and subtitles used in this Certificate are used for convenience only and are not to be considered in construing or interpreting this Certificate. When a reference is made in this Certificate to a Section or Schedule, such reference shall be to a Section or Schedule of this Certificate unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Certificate, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Certificate are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute, rule or regulation defined or referred to in this Certificate means such agreement, instrument or statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Any reference to any section under the Act or Exchange Act, or any rule promulgated thereunder, shall include any publicly available interpretive releases, policy statements, staff accounting bulletins, staff accounting manuals, staff legal bulletins, staff “no-action,” interpretive and exemptive letters, and staff compliance and disclosure interpretations (including “telephone interpretations”) of such section or rule by the SEC. Each of the parties has participated in the drafting and negotiation of this Certificate. If an ambiguity or question of intent or interpretation arises, this Certificate shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Certificate.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Investor have duly executed this Contingent Payment Right Agreement.

Dated: October 2, 2020	CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

	By:	/s/ C. Robert Udell
	Name:	C. Robert Udell
	Title:	President & CEO

SEARCHLIGHT III CVL, L.P.
By: Searchlight III CVL GP, LLC its general partner

	By:	/s/ Andrew Frey
	Name:	Andrew Frey
	Title:	Authorized Person

[Signature Page to Contingent Payment Right]

EXHIBIT A

CASH ELECTION NOTICE

(To be executed by the registered holder hereof)

The undersigned registered owner of this Contingent Payment Right hereby irrevocably elects to exercise the right to receive the Cash Payment by the attached Contingent Payment Right with respect to [     ] Contingent Payment Right Shares. All capitalized terms used but not defined in this exercise form shall have the meanings ascribed thereto in the attached Contingent Payment Right.

Please deliver the applicable Cash Payment to the undersigned registered owner by wire transfer of immediately available funds to the account specified below within three (3) business days of receipt of the Cash Exercise Notice.

If this exercise is with respect to less than the entire Contingent Payment Right Share Number, a new Contingent Payment Right is to be issued in the name of the undersigned for the balance remaining of such Contingent Payment Right Share Number.

Wire Instructions:

Dated:	Name of Holder

Signature

Address

A-1